UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 24, 2010

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

Approval of EIP Plan.

On January 24, 2010, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Synopsys, Inc. (the “Company”) approved the Company’s Executive Incentive Plan - 162(m) (the “EIP”) applicable to “officers” of the Company as such term is defined in Rule 16a-1(f) under Section 16 of the Securities Exchange Act of 1934, as amended. The EIP sets forth the Company performance objectives that will be measured following the end of each fiscal year to determine incentive bonus payments to such officers under the EIP. The performance criteria are the Company’s current fiscal year revenue target, current fiscal year non-GAAP operating margin target, and following fiscal year revenue backlog target (collectively, “the Corporate Financial Performance Goals”), as well as the second following fiscal year revenue backlog target.

Pursuant to the EIP, each year the Committee must approve matrices that specify the bonus that may be earned at different levels of achievement of the Company’s performance goals, within the parameters prescribed in the EIP, subject to Compensation Committee discretion to reduce any award. The EIP requires that a weighted average of 90% performance of the Corporate Financial Performance Goals must be achieved as a minimum threshold before officers may earn bonuses under the EIP; it also requires that bonuses paid pursuant to the EIP at the 90% minimum performance level represent no more than 67.5% of the officer’s applicable annual target bonus. The EIP provides that the maximum bonus payout may not exceed the lesser of $2,000,000 or 200% of the officer’s applicable annual target bonus. Bonus amounts that exceed an executive’s target bonus may, at the election of the Compensation Committee, be paid in the form of Restricted Stock Units which vest after one year.

The foregoing summary of the EIP does not purport to be complete, and is qualified in its entirety by reference to the EIP, a copy of which is filed as Exhibit 10.42 to this Current Report on Form 8-K and incorporated herein by reference.

On January 24, 2010, the Committee approved the matrices for fiscal 2010 pursuant to the EIP. These payout matrices comply with the parameters prescribed in the EIP and also provide that officers may earn no more than 85% of their 2010 target bonus, under the EIP, in the event the Company achieves 100% performance levels, and accordingly the Company must exceed 100% performance levels before the officer’s full 2010 target bonus may be earned.

Approval of Amended and Restated Employee Stock Purchase Plan.

On January 27, 2010, the Board approved the amendment and restatement of the Company’s Employee Stock Purchase Plan (the “ESPP”) in order to accomplish the following:

•	increase the number of shares of common stock authorized for issuance under the Purchase Plan by 5,000,000 shares;

•

conform the Purchase Plan document and its offering documents to the requirements of the final regulations that were issued in November 2009 under Section 423 of the Internal Revenue Code, as amended, or Section 423, including, without limitation, providing for a single Purchase Plan document that sets forth the applicable maximum number of shares that may be issued under the Purchase Plan and the maximum limitations on the terms of Purchase Plan offerings;

•

revise the Purchase Plan document to permit flexibility to have multiple offering documents such as a US offering document and an international offering document, and for each separate offering document to set forth the specific terms of such offering;

•	revise the Purchase Plan document to permit flexibility to approve offerings with varying terms, subject to the maximum limitations of Section 423;

•

revise the Purchase Plan document to permit flexibility to approve offerings with terms that are not intended to comply with the requirements of Section 423, including, without limitation, for our eligible employees who are not subject to U.S. tax laws; and

•	provide for other clarifying changes to the Purchase Plan and its offering documents, consistent with Section 423.

The Board approved the amendment and restatement of the ESPP subject to approval by the Company’s stockholders at the 2010 Annual Meeting of Stockholders scheduled to take place on March 25, 2010, to the extent such approval is necessary under applicable laws and regulations. The amendments that were necessary to conform the ESPP to the requirements of the final Section 423 regulations, as well as certain other amendments, do not require stockholder approval under applicable laws and regulations, and are effective for all offerings that commence on or after March 1, 2010. The amended and restated ESPP, as approved by the Board and presented to the Company’s stockholders for approval, will be filed as an exhibit to the Company’s proxy statement for the 2010 Annual Meeting of Stockholders.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title
10.42	Executive Incentive Plan 162(m)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2010	SYNOPSYS, INC.

/s/ BRIAN E. CABRERA
Brian E. Cabrera
Vice President, General Counsel
and Corporate Secretary

Exhibit Index

Exhibit Number	Exhibit Title
10.42	Executive Incentive Plan 162(m)